Exhibit 99.1

Nasdaq Board Grants Kopin Additional Time to Regain Compliance

TAUNTON, Mass.--(BUSINESS WIRE)--Kopin Corporation (NASDAQ: KOPN) announced today that The Board of Directors (the Board) of the NASDAQ Stock Market LLC has granted the Company additional time to regain compliance with Nasdaq rules regarding the timely filing of periodic reports with the U.S. Securities and Exchange Commission. The Board instructed the Nasdaq staff to give Kopin until March 17, 2008 to file all delayed periodic reports necessary to regain compliance with the filing requirement outlined in Rule 4310(c)(14).

As announced by the Company in May 2007, a Special Investigative Committee issued preliminary findings and recommendations based on its review of Kopin's historical stock option granting practices. As part of its preliminary findings, the Special Investigative Committee recommended, and the Company's Board of Directors agreed, that the Company's financial statements for the period 1995 through 2006 and the related interim periods should not be relied upon, and that the Company's financial statements should be restated. The Company is now working to complete any necessary restatements of its financial statements. As a result of the ongoing review, Kopin has not filed its quarterly reports on Form 10-Q for the third quarter of 2006 and the first, second and third quarters of 2007. The Company also is delinquent in filing its Annual Report on Form 10-K for the 12 months ended December 31, 2006.

If Kopin has not achieved compliance by March 17, 2008, the Board told the Company that its securities will be suspended at the opening of business on March 19, 2008, and a Form 25, notification of removal from listing, will then be filed with the SEC as required by SEC Rule 12d2-2. If Kopin regains compliance with the filing requirement, the Board said the matter will be remanded back to the Listing Qualifications Panel for further consideration of the Company’s failure to solicit proxies and hold its annual meeting as required by Rules 4350(e) and 4350(g).

About Kopin

Kopin Corporation produces lightweight, power-efficient, ultra-small liquid crystal displays and heterojunction bipolar transistors (HBTs) that are revolutionizing the way people around the world see, hear and communicate. Kopin has shipped more than 20 million displays for a range of consumer and military applications including digital cameras, personal video eyewear, camcorders, thermal weapon sights and night vision systems. The Company's unique HBTs, which help to enhance battery life, talk time and signal clarity, have been integrated into billions of wireless handsets as well as into WiFi, VoIP and high-speed Internet data transmission systems. Kopin's proprietary display and HBT technologies are protected by more than 200 global patents and patents pending. For more information, please visit Kopin's website at www.kopin.com.

CyberDisplay and The NanoSemiconductor Company are trademarks of Kopin Corporation.

Kopin – The NanoSemiconductor Company™

Safe Harbor Statement

Statements in this news release may be considered “forward-looking” statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to the decision by the Board of Directors of The Nasdaq Stock Market to stay the possible suspension from trading of Kopin’s securities. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to: the potential that Kopin may be unsuccessful in obtaining a continued stay of delisting; the potential that Kopin may not become current in its delinquent periodic reports or file any required restatements by any requisite time periods; and the potential that the Nasdaq staff will recommend that the Company’s shares be delisted. Factors that might affect the actual results, performance or achievements include, among other things, the matters discussed in this report, the restatement of the Company’s financial statements, legal, accounting and regulatory developments relating to our stock option grants and accounting for those grants, potential claims or liability that may arise as a result of these; and other risk factors and cautionary statements listed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstance occurring after the date of this report.

CONTACT:
Kopin Corporation
Richard Sneider, 508-824-6696
Chief Financial Officer
rsneider@kopin.com
or
Sharon Merrill Associates, Inc.
Scott Solomon, 617-542-5300
Vice President
ssolomon@investorrelations.com